UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Peachtree St. NE Atlanta, GA	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 446-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On January 25, 2013, Streamline Health Solutions, Inc. (“Streamline Health” or the “Company”) announced that Gary M. Winzenread would be resigning as the Company’s Chief Operating Officer effective January 31, 2013. In addition the Company also announced the appointment of Richard D. Nelli as Senior Vice Presdient and Chief Technology Officer and Herbert P.Larsen as Senior Vice President, Client Services. Both appointments are effective as of January 28, 2013. Each of Messrs. Nelli and Larsen entered into employment agreements with the Company in connection with their appointments and they were granted stock options for 150,000 shares and 125,000 shares, respectively, of common stock of the Company as are inducement grants pursuant to Nasdaq Marketplace Rule 5635(c)(4). The options will vest in thirty-six monthly installments during the first three years of their employment.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	#	Streamline Health Solutions, Inc. Press Release dated January 25, 2013

Signatures

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: January 28, 2013

	By:	/s/ Stephen H. Murdock.
Stephen H. Murdock. Chief Financial Officer

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